Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports First Quarter Results; Exceeds Expectations
•	Company Generated Earnings Per Share Of $0.22, Above Previous Estimate Of $0.12 To 0.13, And As Compared To Non-GAAP Earnings Per Share Of $0.11 In The First Quarter Last Year

•	Consolidated Same Store Sales Increased 8.2%, Better Than Previous Estimated Increase Of 2 to 3%

•	Company Raises Full Year Estimated Earnings Range From $1.32 To 1.35 Per Diluted Share To $1.41 To 1.44 Per Diluted Share

•	Company Ended The First Quarter Of 2010 Without Any Outstanding Borrowings Under Its Credit Facility And Increased Its Cash Position By $161 Million As Compared To The First Quarter Last Year
PITTSBURGH, Pa., May 18, 2010 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the first quarter ended May 1, 2010.
First Quarter Results
The Company reported consolidated net income for the first quarter ended May 1, 2010 of $26.2 million, or $0.22 per diluted share. The first quarter earnings per diluted share exceeded estimated earnings expectations provided on March 9, 2010 of $0.12 – 0.13 per diluted share. For the first quarter ended May 2, 2009, the Company reported consolidated non-GAAP net income of $12.8 million, or $0.11 per diluted share. Non-GAAP earnings exclude merger and integration costs. On a GAAP basis, the Company reported consolidated net income for the first quarter ended May 2, 2009 of $10.2 million, or $0.09 per diluted share. The 2009 GAAP to Non-GAAP reconciliations can be found in the investor relations section of the Company’s web site.
Net sales for the first quarter of 2010 increased by 9.2% to $1.0 billion due primarily to an 8.2% increase in consolidated comparable store sales and the opening of new stores. The 8.2% consolidated same store sales increase consisted of a 7.6% increase in Dick’s Sporting Goods stores, a 12.4% increase in Golf Galaxy stores and a 15.2% increase in e-commerce.
“In the first quarter, we grew earnings through higher sales and improved margins, increased our cash position by $161 million, and effectively managed our inventory levels,” said Edward W. Stack, Chairman and CEO. “At the same time, we continued to invest in the future growth of our business through the opening of new Dick’s Sporting Goods stores, investing in technology and ramping up marketing initiatives geared towards driving market share gains.”
New Stores
In the first quarter, the Company opened five Dick’s Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”
As of May 1, 2010, the Company operated 424 Dick’s Sporting Goods stores in 41 states, with approximately 23.6 million square feet and 91 Golf Galaxy stores in 31 states, with approximately 1.5 million square feet.

Balance Sheet
The Company ended the first quarter of 2010 with $207 million in cash and cash equivalents and did not have any outstanding borrowings under its $440 million Credit Agreement. At the end of the first quarter of 2009, the Company had $46 million in cash and cash equivalents and $116 million of outstanding borrowings under its Credit Agreement.
The inventory per square foot was 0.8% less at the end of the first quarter 2010 as compared to the end of the first quarter 2009.
Current 2010 Outlook
The Company’s current outlook for 2010 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
❖	Full Year 2010
•	Based on an estimated 121 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.41 – 1.44. For the full year 2009, the Company reported consolidated non-GAAP earnings per diluted share of $1.20, excluding merger and integration costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $1.15 in 2009.

•	Comparable store sales are expected to increase approximately 3 to 4% compared to a 1.4% decrease in 2009. The comparable store sales calculation for the full year 2010 includes Dick’s Sporting Goods stores, Golf Galaxy and the e-commerce business.

•	The Company currently expects to open at least 24 new Dick’s Sporting Goods stores, relocate two Dick’s Sporting Goods stores, open approximately five new Golf Galaxy stores and remodel approximately 11 Dick’s Sporting Goods stores.
❖	Second Quarter 2010
•	Based on an estimated 121 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.37 - 0.39 in the second quarter of 2010. In the second quarter of 2009, the Company reported non-GAAP earnings per diluted share of $0.36, excluding merger and integration costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $0.33 in the second quarter of 2009.

•	Comparable store sales are expected to increase approximately 4 to 5% compared to a 4.1% decrease in the second quarter last year. The comparable store sales calculation for the second quarter of 2009 included Dick’s Sporting Goods stores and Golf Galaxy stores. The comparable store sales calculation for the second quarter of 2010 includes Dick’s Sporting Goods stores, Golf Galaxy and the Company’s e-commerce business.

•	The Company expects to open approximately one new Dick’s Sporting Goods store and remodel three Dick’s Sporting Goods stores in the second quarter.

❖	Capital Expenditures
•	In 2010, the Company anticipates capital expenditures to be $175 million on a gross basis and approximately $145 million on a net basis.
Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the web cast will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 49837112. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, the current economic and financial downturn and its effect on consumer spending, changes in macro economic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company, potential volatility in our stock price and the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets, changes in consumer demand, the retailing environment and customer preferences and spending habits, competitive pressures, pricing and promotional activities of competitors, changes in law and regulation including consumer protection and labor, currency exchange rate fluctuations, weather conditions, litigation, risks and costs associated with combining businesses and/or assimilating acquired companies and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 30, 2010 as filed with the Securities and Exchange Commission on March 18, 2010, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of May 1, 2010, the Company operated 424 Dick’s Sporting Goods stores in 41 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 91 stores in 31 states and e-commerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration, and Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 1,	% of	May 2,	% of
	2010	Sales (1)	2009	Sales (1)
Net sales	$1,047,531	100.00%	$959,662	100.00%
Cost of goods sold, including occupancy and distribution costs	745,311	71.15	709,239	73.91

GROSS PROFIT	302,220	28.85	250,423	26.09
Selling, general and administrative expenses	253,149	24.17	226,123	23.56
Merger and integration costs	—	—	4,354	0.45
Pre-opening expenses	2,079	0.20	3,029	0.32

INCOME FROM OPERATIONS	46,992	4.49	16,917	1.76
Interest expense	3,508	0.33	1,706	0.18
Other income	(688)	(0.07)	(115)	(0.01)

INCOME BEFORE INCOME TAXES	44,172	4.22	15,326	1.60
Provision for income taxes	17,963	1.71	5,105	0.53

NET INCOME	$26,209	2.50%	$10,221	1.07%

EARNINGS PER COMMON SHARE:
Basic	$0.23		$0.09
Diluted	$0.22		$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,155		112,359
Diluted	120,387		116,220

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	May 1,	May 2,	January 30,
	2010	2009	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$206,958	$45,762	$225,611
Accounts receivable, net	37,649	33,213	35,435
Income taxes receivable	7,438	1,462	8,420
Inventories, net	1,009,749	979,899	895,776
Prepaid expenses and other current assets	61,914	56,904	57,119
Deferred income taxes	11,467	12,107	—

Total current assets	1,335,175	1,129,347	1,222,361

Property and equipment, net	655,378	512,299	662,304
Construction in progress — leased facilities	—	76,156	—
Intangible assets, net	47,421	46,514	47,557
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	70,993	73,211	66,089
Investments	13,026	4,059	10,880
Other	38,664	28,759	35,548

Total other assets	122,683	106,029	112,517

TOTAL ASSETS	$2,361,251	$2,070,939	$2,245,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$532,859	$445,233	$431,366
Accrued expenses	213,279	210,430	246,414
Deferred revenue and other liabilities	89,082	84,412	108,230
Income taxes payable	24,435	4,191	8,687
Current portion of other long-term debt and leasing obligations	978	607	978

Total current liabilities	860,633	744,873	795,675

LONG-TERM LIABILITIES:
Revolving credit borrowings	—	116,301	—
Other long-term debt and leasing obligations	141,034	8,604	141,265
Non-cash obligations for construction in progress — leased facilities	—	76,156	—
Deferred revenue and other liabilities	228,907	213,465	225,166

Total long-term liabilities	369,941	414,526	366,431

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	907	872	898
Class B common stock	250	253	250
Additional paid-in capital	546,722	484,649	526,715
Retained earnings	574,600	423,253	548,391
Accumulated other comprehensive income	8,198	2,513	6,973

Total stockholders’ equity	1,130,677	911,540	1,083,227

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,361,251	$2,070,939	$2,245,333

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	May 1,	May 2,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$26,209	$10,221
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	25,866	25,096
Amortization of convertible note discount	—	321
Deferred income taxes	(17,380)	(6,988)
Stock-based compensation	5,999	5,986
Excess tax benefit from stock-based compensation	(5,774)	(62)
Tax benefit from exercise of stock options	418	72
Other non-cash items	387	428
Changes in assets and liabilities:
Accounts receivable	1,973	15,352
Income taxes payable/receivable	22,238	5,603
Inventories	(113,973)	(125,128)
Prepaid expenses and other assets	(8,398)	(11,959)
Accounts payable	95,773	138,802
Accrued expenses	(33,460)	(9,889)
Deferred construction allowances	762	3,611
Deferred revenue and other liabilities	(14,293)	(19,735)

Net cash (used in) provided by operating activities	(13,653)	31,731

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(24,300)	(29,352)
Proceeds from sale-leaseback transactions	—	11,502

Net cash used in investing activities	(24,300)	(17,850)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	—	116,301
Purchase of convertible notes	—	(172,500)
Payments on other long-term debt and leasing obligations	(231)	(1,930)
Construction allowance receipts	—	7,022
Proceeds from exercise of stock options	8,016	689
Excess tax benefit from stock-based compensation	5,774	62
Increase in bank overdraft	5,720	7,318

Net cash provided by (used in) financing activities	19,279	(43,038)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	21	82

NET DECREASE IN CASH AND CASH EQUIVALENTS	(18,653)	(29,075)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	225,611	74,837

CASH AND CASH EQUIVALENTS, END OF PERIOD	$206,958	$45,762

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$—	$24,102
Accrued property and equipment	$325	$6,033
Cash paid for interest	$3,046	$2,753
Cash paid for income taxes	$12,027	$11,734

Store Count and Square Footage
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:
DICK’S

Store	Market
New Braunfels, TX	San Antonio
Paramus, NJ	New Jersey — North
Brick, NJ	New Jersey — North
Puyallup, WA	Seattle
Hayden Meadows, OR	Portland

	Fiscal 2010			Fiscal 2009
	Dick’s			Dick’s		Chick’s
	Sporting	Golf		Sporting	Golf	Sporting
	Goods	Galaxy	Total	Goods	Galaxy	Goods	Total
Beginning stores	419	91	510	384	89	14	487
Q1 New	5	—	5	9	1	—	10

Ending stores	424	91	515	393	90	14	497
Converted	—	—	—	1	1	(1)	1

Ending stores	424	91	515	394	91	13	498

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2009	22.0	1.5	0.6	24.1
Q2 2009	22.7	1.5	—	24.2
Q3 2009	23.4	1.5	—	24.9
Q4 2009	23.3	1.5	—	24.8

Q1 2010	23.6	1.5	—	25.1

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	May 1,	May 2,
EBITDA	2010	2009
	(dollars in thousands)
Net income	$26,209	$10,221
Provision for income taxes	17,963	5,105
Interest expense	3,508	1,706
Depreciation and amortization	25,866	25,096
Less: Depreciation and amortization (merger integration)	—	(188)
Add: Merger and integration costs	—	4,354

EBITDA	$73,546	$46,294

% increase in EBITDA	59%
Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	May 1,	May 2,
	2010	2009
	(dollars in thousands)
Gross capital expenditures	$(24,300)	$(29,352)
Proceeds from sale-leaseback transactions	—	11,502
Changes in deferred construction allowances	762	3,611
Construction allowance receipts	—	7,022

Net capital expenditures	$(23,538)	$(7,217)